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                                                                  EXHIBIT 99.2

                        EQUITY CORPORATION INTERNATIONAL
                                    PROXY FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                                DECEMBER 22, 1998

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned stockholder of Equity Corporation International ("ECI") hereby appoints James P. Hunter, III and J. Patrick Doherty, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of common stock of ECI that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of ECI to be held on Tuesday, December 22, 1998, at ________ a.m., local time, at ________________________________,
Houston, Texas, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement/Prospectus dated November ___, 1998:

(1) Proposal to approve and adopt the merger (the "Merger") of SCI Delaware Funeral Services, Inc., a Delaware corporation ("Merger Sub"), and a wholly owned subsidiary of Service Corporation International, a Texas corporation ("SCI"), with and into ECI, with ECI surviving the Merger as a wholly owned subsidiary of SCI, and the related Agreement and Plan of Merger dated as of August 6, 1998 (the "Merger Agreement") by and among ECI, SCI and Merger Sub.

             [ ] FOR              [ ] AGAINST              [ ] ABSTAIN

(2) To consider and take action upon any other matter which may properly come before the meeting or any adjournment or postponement thereof.

                   (Continued and to be signed on other side)






                          (Continued from other side.)

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. Receipt of the Proxy Statement/ Prospectus dated November ___, 1998, is hereby acknowledged.



                                                 ---------------------------

                                                 ---------------------------
                                                 Signature of Stockholder(s)

                                                 Please sign your name exactly
                                                 as it appears hereon. Joint
                                                 owners must each sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give your full
                                                 title as it appears thereon.

                                                 Date:___________________, 1998

         PLEASE MARK, SIGN, DATE AND RETURN USING THE ENCLOSED ENVELOPE.